UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2018

Progenics Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center, 47th Floor, New York, New York 10007
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 975-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.             Entry into a Material Definitive Agreement.

On October 12, 2018, Progenics Pharmaceuticals, Inc. (“Progenics”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor”), as sales agent, pursuant to which Progenics may offer and sell, from time to time, through Cantor shares of Progenics common stock, par value $0.0013 per share, having an aggregate offering price of up to $75.0 million. The Sales Agreement will become effective on the date the registration statement on Form S-3 (the “Registration Statement”) filed by Progenics with the U.S. Securities and Exchange Commission (the “SEC”) on October 12, 2018 is declared effective by the SEC. Under the terms of the Sales Agreement, the Controlled Equity OfferingSM Sales Agreement, dated January 6, 2017, by and between Cantor and Progenics, will terminate on the date the Registration Statement is declared effective by the SEC.

Progenics is not obligated to sell any shares under the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, Cantor will use commercially reasonable efforts consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations and the rules of The Nasdaq Global Select Market to sell shares from time to time based upon Progenics’ instructions, including any price, time or size limits specified by Progenics. Under the Sales Agreement, Cantor may sell shares by any method deemed to be an “at-the-market” offering as defined in Rule 415 under the U.S. Securities Act of 1933, as amended, or any other method permitted by law, including in privately negotiated transactions. Cantor’s obligations to sell shares under the Sales Agreement are subject to satisfaction of certain conditions, including the effectiveness of the Registration Statement and other customary closing conditions for transactions of this nature. Progenics will pay Cantor a commission of 3.0% of the aggregate gross proceeds from each sale of shares and has agreed to provide Cantor with customary indemnification and contribution rights. Progenics has also agreed to reimburse Cantor for legal fees and disbursements, not to exceed $50,000 in the aggregate, in connection with entering into the Sales Agreement.

The Sales Agreement will automatically terminate upon the earlier of (i) the issuance and sale of all shares under the Sales Agreement and (ii) the third anniversary of the date of the Sales Agreement. The Sales Agreement may be terminated by Cantor or Progenics at any time upon ten days’ notice to the other party, or by Cantor at any time in certain circumstances, including the occurrence of a material adverse change in Progenics’ business or financial condition.

The foregoing summary of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the text thereof, which is attached as an exhibit to the Registration Statement and incorporated in this Item by this reference.

Shares sold under the Sales Agreement will be offered and sold pursuant to the Registration Statement and the sales agreement prospectus that forms a part of such Registration Statement.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements concerning the completion, timing and size of the sales under the Sales Agreement and other statements that are other than statements of historical facts. These statements involve significant risks and uncertainties. These statements reflect Progenics’ current expectations concerning future events, and actual events could differ materially from those anticipated as a result of many factors, including, but not limited to, the risks that the sale of any shares under the Sales Agreement may not occur due to market or other conditions or failure to satisfy the closing conditions related to any sale. Additional information concerning these and other factors that may cause actual events to differ materially from those anticipated is contained in the “Risk Factors” section of Progenics’ Annual Report for the fiscal year ended December 31, 2017 on Form 10-K filed on March 8, 2018 and in its other reports and filings with the SEC and in the prospectus related to the Sales Agreement. Investors should not place undue reliance on forward-looking statements contained in this Current Report or elsewhere. All forward-looking statements are based on information currently available to Progenics, and Progenics undertakes no obligation to revise or update them to reflect events or circumstances after the date of this Current Report, except as required by law.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1

Controlled Equity OfferingSM Sales Agreement, dated as of October 12, 2018, by and between Progenics Pharmaceuticals, Inc. and Cantor Fitzgerald & Co. (filed as Exhibit 1.1 to the registration statement on Form S-3 filed on October 12, 2018 and incorporated by reference herein).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.

By:	/s/ Patrick Fabbio
Patrick Fabbio
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: October 12, 2018